UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2005

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Amendment to Employment Agreement

On October 28, 2005, we entered into Amendment No. 1 to our Employment Agreement dated December 7, 2004 with Mark E. Fusco, our president and chief executive officer.  This amendment provides that in the event Mr. Fusco becomes entitled, on the terms and conditions set forth in the employment agreement, to receive a severance payment upon termination of his employment, that payment must be made within 30 days after the Date of Termination (as defined in the employment agreement).  Notwithstanding the foregoing, if the severance payment will constitute “nonqualified deferred compensation” subject to the provisions of Section 409A of the Internal Revenue Code, then the payment instead will be due within 15 days after the earlier of:

•                  the expiration of six months and one day following the Date of Termination, and

•                  Mr. Fusco’s death following the Date of Termination.

A copy of Amendment No. 1 to Mr. Fusco’s Employment Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Executive Annual Incentive Bonus Plan for Fiscal 2006

On October 27, 2005, the compensation committee of our board of directors approved the Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for our fiscal year ending June 30, 2006.  The purpose of this plan is to motivate and reward performance resulting in the achievement of corporate and individual objectives.  For fiscal 2006, the employees eligible under this plan include: our president and chief executive officer; our senior vice president and chief financial officer; our senior vice president, marketing; our senior vice president, human resources; our senior vice president and general counsel; our senior vice president, global services; our vice president, research and development; and such other executives as may be determined from time to time by our board of directors or its compensation committee.

Payments under this plan are based on two criteria:

•                  First, we must achieve a target corporate operating income amount established by the compensation committee.  This criterion is weighted at 60% to 70% for purposes of determining each eligible executive’s bonus.  In order for any bonus to be payable to any executive under the plan, we must achieve at least 80% of the specified corporate operating income target amount.

•                  Second, the eligible executive must achieve individual performance objectives approved by the compensation committee.  This criterion is weighted at 30% to 40%.

The relative weighting of these criteria for each eligible executive is determined by the board or its compensation committee.  No award will be payable to an executive under the plan if the executive’s employment terminates prior to the payment date under the plan.

A copy of the Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for fiscal 2006 is included as Exhibit 99.2 to this Current Report on Form 8-K.

Operations Executives Plan for Fiscal 2006

On October 27, 2005, the compensation committee of our board of directors also approved the Aspen Technology, Inc. Operations Executives Plan for fiscal 2006.  The purpose of this plan is to foster our business goals and to reward participants for achieving those goals.  For fiscal 2006, the employees eligible under this plan include our regional operations executives for each region and our vice president of sales and business development.

Payments under this plan are based on two criteria:

•                  Corporate performance consists of two components:  (a) our achievement of a target corporate operating income amount established by the compensation committee (weighted at 20%) and (b) our chief executive officer’s assessment of the executive’s performance (weighted at 5%).  In order for any bonus to be payable to any individual under the plan, w must achieve at least 80% of the corporate operating income target amount.

•                  Regional performance consists of two components:  (a) our achievement of regional operations profit-and-loss targets (weighted at 60%) and (b) our achievement of regional business unit profit-and-loss targets-(weighted at 15%).

A copy of the Aspen Technology, Inc. Operations Executives Plan for fiscal 2006 is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c)                                            Exhibits

Exhibit No.	Description

99.1	Amendment No. 1, dated October 28, 2005, to Employment Agreement between Aspen Technology, Inc. and Mark Fusco.
99.2	Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for fiscal 2006.
99.3	Aspen Technology, Inc. Operations Executives Plan for fiscal 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: November 2, 2005	By:	/s/ Charles F. Kane
Charles F. Kane
Senior Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 1, dated October 28, 2005, to Employment Agreement between Aspen Technology, Inc. and Mark Fusco.
99.2	Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for fiscal 2006.
99.3	Aspen Technology, Inc. Operations Executives Plan for fiscal 2006.